Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, except for Note 14 as to which the date is April 5, 2002 and the Biovail matter as discussed in
Note 12 as to which the date is April 23, 2002, relating to the financial statements of DOV Pharmaceutical, Inc., which appears in DOV Pharmaceutical, Inc.'s Registration Statement on Form S-1 dated April 24, 2002.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
November 14, 2002